SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]         Preliminary Proxy Statement
[  ]         Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]         Definitive Proxy Statement

[X]         Definitive Additional Materials

[  ]         Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds II
-----------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required

[  ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.         Title of each class of securities to which transaction applies:

2.         Aggregate number of securities to which transaction applies: ______.

3.         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4.         Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

[  ]         Fee paid previously with preliminary materials.

[  ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.         Amount Previously Paid:

6.         Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.         Filing Party:

8.         Date Filed: October 19, 2009

Old Mutual Funds II
PROXY LITE MESSAGE

Hello.  My name is Julian Sluyters, President of one of the mutual funds that you own.  I am calling because you are a major shareholder of the Old Mutual Columbus Circle Technology and Communications Fund or the Old Mutual Growth Fund.  We are requesting your vote on a proposal to reorganize the Funds into the Old Mutual Focused Fund.

We recently sent you a package containing information on the proposal and everything you need to vote your shares.  We ask that you vote as soon as possible.  When you vote promptly, it saves energy and it saves the Funds money by helping us avoid sending you the materials again or calling again to request your vote.

You may vote quickly and easily by touch-tone phone, on the Internet, or by mail.  The details for voting are in the package we sent.  If you have any questions or need materials re-sent to you, please call us at 866-615-7869.  Again, that number is 866-615-7869.

Thank you for your attention, and thank you for your continued investment in the Old Mutual Funds.